Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2006 Stock Incentive Plan and the 2014 Incentive Award Plan of Care.com, Inc. and to the incorporation by reference herein of our report dated September 13, 2013, with respect to the consolidated financial statements of Care.com, Inc. included in the Registration Statement (Form S-1, No. 333-192791, including the prospectus filed on January 24, 2014), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 27, 2014